                         NORTHROP GRUMMAN CORPORATION

                         Notice of Guaranteed Delivery
                   (Not To Be Used For Signature Guarantees)
                                      for
                Tender of Shares of Serial Preference Stock II
                                      of
                                   TRW INC.

                                      for
                            Shares of Common Stock
                                      of
                         NORTHROP GRUMMAN CORPORATION

   valued at $47.00 multiplied by the then-effective conversion rate of the applicable Series of Serial Preference Stock II, in each case subject to the procedures and limitations described in the Offer to Exchange and the related
                            Letter of Transmittal.

   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Cumulative Serial Preference Stock II, $4.40 Convertible Series 1, no par value per share, of TRW, Inc., an Ohio corporation (the "Company"), and Cumulative Serial Preference Stock II, $4.50 Convertible Series 3, no par value per share, of the Company (together, the "Preference Shares," and the certificates representing such Preference Shares, the "Preference Share Certificates"), are not immediately available or time will not permit the Preference Share Certificates and all required documents to reach the Exchange Agent (as defined in the Offer to Exchange) on or prior to the Expiration Date (as defined in the Offer to Exchange) or if the procedures for delivery by book-entry transfer, as set forth in the Offer to Exchange, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent according to the procedure set forth in the section titled "The Offer to Exchange--Guaranteed Delivery" of the Offer to Exchange.

                     The Exchange Agent for the Offer is:
                            EQUISERVE TRUST COMPANY

         By Mail:                  By Hand:           By Overnight Delivery:
  EQUISERVE TRUST COMPANY   EQUISERVE TRUST COMPANY   EQUISERVE TRUST COMPANY
      P.O. Box 43034        c/o Securities Transfer     40 Campanelli Drive
      Providence, RI                  and            Braintree, Massachusetts
        02940-3034         Reporting Services, Inc.            02184
                                  100 William
                               Street--Galleria
                           New York, New York 10038

              By Facsimile Transmission:    Confirm Receipt of
               (Eligible Institutions            Facsimile
                         Only)              by Telephone Only:
                   (781) 575-4826             (781) 575-4816
                         or
                   (781) 575-4827

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

   THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

  Ladies and Gentlemen:

     The undersigned hereby tenders to Northrop Grumman Corporation, a Delaware corporation ("Northrop Grumman"), in accordance with the terms and subject to the conditions set forth in the Offer to Exchange, dated March 4, 2002 (the "Offer to Exchange"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Exchange, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Preference Shares indicated below pursuant to the procedures for guaranteed delivery set forth in the section titled "The Offer to Exchange--Guaranteed Delivery" of the Offer to Exchange.

  Series 1 Certificate Nos. (If Available): _________________________________

  Number of Series 1 Preference Shares: _____________________________________

  Series 3 Certificate Nos. (If Available): _________________________________

  Number of Series 3 Preference Shares: _____________________________________

  (Check the following box if Preference Shares will be tendered by book-entry transfer) [_]

  Account Number:  __________________________________________________________

  Dated: __________________________________________________________, 2002

  Name(s) of Record Holder(s): ______________________________________________
                             (Please type or print)

  Address(es): ______________________________________________________________

  Zip Code: _________________________________________________________________

  Area Code and Tel. No(s): _________________________________________________

  Signature(s): _____________________________________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 ("Exchange Act"), (a) represents that the above named person(s) "own(s)" the Preference Shares tendered hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such tender of Preference Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Exchange Agent either the Preference Share Certificates evidencing all tendered Preference Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Exchange) with respect to such Preference Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Exchange) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Preference Share Certificates to the Exchange Agent within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

  Name of Firm: _____________________________________________________________

  Authorized Signature: _____________________________________________________

  Name: _____________________________________________________________________
                             (Please Print or Type)

  Title: ____________________________________________________________________

  Address: __________________________________________________________________

  Zip Code: _________________________________________________________________

  Area Code and Telephone No.: ______________________________________________

  Dated: __________________________________________________________, 2002

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
        SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                      3